Exhibit 3(i).2
                             ARTICLES OF CORRECTION

           (pursuant to TEXAS BUSINESS CORPORATION ACT art. 1302-7.01)

                             Earth Industries, Inc.
                                   (OF TEXAS)

     (1) The Name of the Texas Corporation: Earth Industries, Inc.

     (2) The Instrument to be corrected: Original Articles of Incorporation, as filed August 21, 1996 shall be further changed and amended as follows:

     (3) The Error to be corrected: The Par Value of the common stock was mistakenly written as $0.001.

     (4) Accordingly the former Section 3 should read as set forth immediately following:

           Section 3. The Corporation shall be authorized to issue the following classes of stock in such series thereof as the Board of Directors shall determine: Class A Common Voting Equity Stock: 100,000,000
           Shares: Par Value $.0001; and such shares to carry the short title "Common" Shares.









                                 WILLIAM STOCKER
                                 Attorney at Law
                       INCORPORATOR/SOLE INITIAL DIRECTOR



                                       85